Exhibit 3.2

                            CERTIFICATE OF CORRECTION

                                     OF THE

                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                VCA ANTECH, INC.

     VCA Antech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

     FIRST: The name of the Corporation is VCA Antech, Inc.

     SECOND: That a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the "CERTIFICATE") was duly filed with the Secretary of State of the State of Delaware on July 14, 2004, and that the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     THIRD: The Certificate was defective as follows: Paragraph 2 of the Certificate stated the Board of Directors duly approved and adopted resolutions amending and restating the Corporation's Certificate of Incorporation and that the Corporation's Stockholders approved the Amended and Restated Certificate of Incorporation.

     FOURTH: Paragraph 2 of the Certificate is hereby corrected to read as follows:

     2. In accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated May 21, 2004, duly adopted and approved resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation, declaring such amendment advisable and calling for consideration thereof by the Corporation's Stockholders. In accordance with Sections 211 and Section 242 of the General Corporation Law of the State of Delaware, the Corporation's Stockholders, at the Corporation's 2004 Annual Meeting held on July 12, 2004, approved the Certificate of Amendment of Amended and Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its authorized officer this 15th day of July, 2004.

                                 VCA Antech, Inc.



                                     /s/ Tomas W. Fuller
                                 By: -------------------------------------------
                                 Name:  Tomas W. Fuller
                                 Title: Chief Financial Officer and Assistant
                                        Secretary